Exhibit 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Prospectus Supplement to Health and Retirement Properties Trust's registration statement on Form S-3 of our report dated January 16, 1998 on Hospitality Properties Trust included in Health and Retirement Properties Trust's Form 8-K dated February 27, 1998 and incorporated in Health and Retirement Properties Trust's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                                     /s/ Arthur Andersen LLP

Washington, D.C.
May 11, 1998